Exhibit 15

Awareness of Independent Registered

Public Accounting Firm

We are aware that our report dated November 5, 2020, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, is incorporated by reference in Forms S-8 (Nos. 333-136645, 333-148763, 333-188591, 333-211116, 333-226608 and 333-229805) and Form S-3 (No. 333-228611).  Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ BKD, LLP

Little Rock, Arkansas

November 5, 2020